UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2007

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2007, the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank") reviewed the results of the recent Election of Directors by members of the Bank and declared that the following directors have been elected to the Board:

(1) Glenn B. Marshall, President and CEO of the Bank’s member, First Resource Bank, Exton, Pennsylvania, has been duly elected to serve a three-year term on the Board beginning January 1, 2008, and ending December 31, 2010;

(2) H. Charles Maddy, III, President and CEO of Summit Financial Group, Inc. and Director of the Bank’s member, Summit Community Bank, Charleston, West Virginia, was the only eligible candidate from the State of West Virginia who chose to stand for election. According to the Rules and Regulations of the Federal Housing Finance Board ("Finance Board Regulations"), if, for any voting state, the number of eligible candidates is equal to or less than the number of elective directorships to be filled in the election, the Bank shall declare elected any eligible nominee. Mr. Maddy has been declared re-elected to serve a three-year term on the Board beginning January 1, 2008 and ending December 31, 2010;

(3) David R. Gibson, Executive Vice President and Chief Financial Officer of the Bank’s member, Wilmington Trust Company, Wilmington, Delaware, was the only eligible candidate from the State of Delaware who chose to stand for election. According to Finance Board Regulations, Mr. Gibson has been declared re-elected to serve a three-year term on the Board beginning January 1, 2008 and ending December 31, 2010.

The Election of Directors took place in accordance with the terms of the Federal Home Loan Bank Act and the Finance Board Regulations.

At the time of this filing the newly elected directors have not been named to serve on any committees of the Board for the term beginning on January 1, 2008. As a general practice, the Board appoints directors to its committees in January each year. The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Bank’s press release announcing: 1) the results of the director election; 2) the election of the Bank’s chair and vice chair for a term beginning January 1, 2008; and 3) the other individuals who will serve on the Bank’s Board in 2008. The information being furnished pursuant to Item 7.01of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1 Press Release, dated December 3, 2007, issued by the Federal Home Loan Bank of Pittsburgh.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

December 3, 2007	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 3, 2007, issued by the Bank